Exhibit 99.1

ANGIOTECH PHARMACEUTICALS, INC. ANNOUNCES FINANCIAL RESULTS

FOR THE FIRST QUARTER ENDED MARCH 31, 2011

Vancouver, BC, May 16, 2011 – Angiotech Pharmaceuticals, Inc. today announced that it released its financial results for the first quarter ended March 31, 2011.

Financial Information

This press release contains financial data derived from the unaudited consolidated financial statements for the quarters ended March 31, 2011 and 2010. Full unaudited consolidated interim financial statements and Management’s Discussion and Analysis for the three months ended March 31, 2011 will be filed on Form 10-Q on May 16, 2011 with the relevant regulatory agencies, as well as posted on the Investor’s section of our website at www.angiotech.com.

Amounts, unless specified otherwise, are expressed in U.S. dollars. Financial results are reported in accordance with U.S. GAAP unless otherwise noted. All per share amounts are stated on a fully diluted basis unless otherwise noted.

Non-GAAP Financial Information

Certain financial measures in this press release are prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”). In addition, we have presented adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), which is a non-GAAP financial metric that excludes certain non-cash and non-recurring items. Management uses Adjusted EBITDA to establish operational goals, and believes that this metric may assist investors in evaluating the results of our business and analyzing the underlying trends in our business over time. Investors should consider our non-GAAP Adjusted EBITDA in addition to, and not as a substitute for, or as superior to, financial measures prepared in accordance with GAAP. A reconciliation of our non-GAAP Adjusted EBITDA to our GAAP-based net loss has been included in the appendix to this press release. We have also included explanations about our use of Adjusted EBITDA and a detailed description of the adjustments made.

ANGIOTECH PHARMACEUTICALS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31,
	2011	2010
REVENUE
Product sales, net	$52,834	$50,980
Royalty revenue	5,655	12,308
License fees	103	53

	58,592	63,341

EXPENSES
Cost of products sold	23,928	25,204
License and royalty fees	68	2,237
Research and development	4,531	6,807
Selling, general and administration	18,656	21,598
Depreciation and amortization	11,241	8,374
Write-down of assets held for sale	—	700
Write-down of property, plant and equipment	215	—
Escrow settlement recovery	—	(4,710)

	58,639	60,210

Operating income	(47)	3,131

Other income (expenses):
Foreign exchange (loss) gain	(279)	347
Other income (expense)	25	(53)
Interest expense on long-term debt	(8,110)	(8,919)

Total other expenses	(8,364)	(8,625)

Loss before reorganization items and income tax expense	(8,411)	(5,494)
Reorganization items	(8,742)	—

Loss before income tax expense	(17,153)	(5,494)
Income tax expense	848	1,201

Net loss	$(18,001)	$(6,695)

Basic and diluted net loss per common share	$(0.21)	$(0.08)

Basic and diluted weighted average number of common shares outstanding (in thousands)	85,185	85,150

ANGIOTECH PHARMACEUTICALS INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2010	December 31, 2010
ASSETS
Current assets
Cash and cash equivalents	$26,911	$33,315
Short-term investments	5,350	4,653
Accounts receivable	32,186	33,494
Income tax receivable	726	669
Inventories	37,624	34,631
Deferred income taxes, current portion	3,094	4,102
Deferred financing costs	1,221	5,611
Prepaid expenses and other current assets	4,326	4,649

Total current assets	111,438	121,124

Property, plant and equipment	44,056	46,261
Intangible assets	129,268	137,973
Goodwill	5,367	—
Deferred income taxes, non-current portion	2,227	—
Deferred financing costs	3,060	—
Other assets	424	640

Total assets	$295,840	$305,998

LIABILITIES AND SHAREHOLDERS’ DEFICIT

Current liabilities
Accounts payable and accrued liabilities	$29,664	$36,847
Income taxes payable	1,925	2,255
Interest payable on long-term debt	1,310	15,761
Revolving credit facility	—	10,000
Debtor-in-possession credit facility	17,018	—
Debt	—	575,000

Total current liabilities not subject to compromise	49,917	639,863

Liabilities subject to compromise	270,481	—

Deferred leasehold inducement	3,557	4,785
Deferred income taxes, non-current portion	33,276	31,702
Other tax liabilities	4,120	4,367
Debt	325,000	—
Other liabilities	9,343	9,357

Total non-current liabilities	375,296	50,211

Shareholders’ deficit
Share capital
Authorized:
200,000,000 Common shares, without par value 50,000,000 Class I Preference shares, without par value Common shares issued and outstanding:
March 31, 2011 – 85,158,971
December 31, 2010 – 85,138,081	472,754	472,753
Additional paid-in capital	35,764	35,470
Accumulated deficit	(951,353)	(933,352)
Accumulated other comprehensive income	42,981	41,053

Total shareholders’ deficit	(399,854)	(384,076)

Total liabilities and shareholders’ deficit	$295,840	$305,998

Forward Looking Statements

Statements contained in this press release that are not based on historical fact, including without limitation statements containing the words “believes,” “may,” “plans,” “will,” “estimates,” “continues,” “anticipates,” “intends,” “expects” and similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of applicable Canadian securities laws. All such statements are made pursuant to the “safe harbor” provisions of applicable securities legislation. Forward-looking statements may involve, but are not limited to, comments with respect to our objectives and priorities for the remainder of 2011 and beyond, our strategies or future actions, our targets, expectations for our financial condition and the results of, or outlook for, our operations, research and development and product and drug development. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, events or developments to be materially different from any future results, events or developments expressed or implied by such forward-looking statements. Many such known risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following: general economic and business conditions in the United States, Canada and the other regions in which we operate; market demand; technological changes that could impact our existing products or our ability to develop and commercialize future products; competition; existing governmental legislation and regulations and changes in, or the failure to comply with, governmental legislation and regulations; availability of financial reimbursement coverage from governmental and third-party payers for products and related treatments; adverse results or unexpected delays in pre-clinical and clinical product development processes; adverse findings related to the safety and/or efficacy of our products or products sold by our partners; decisions, and the timing of decisions, made by health regulatory agencies regarding approval of our technology and products; the requirement for substantial funding to conduct research and development, to expand manufacturing and commercialization activities; and any other factors that may affect our performance. In addition, our business is subject to certain operating risks that may cause any results expressed or implied by the forward-looking statements in this press release to differ materially from our actual results. These operating risks include: our ability to attract and retain qualified personnel; our ability to successfully complete pre-clinical and clinical development of our products; changes in our business strategy or development plans; our failure to obtain patent protection for discoveries; loss of patent protection resulting from third-party challenges to our patents; commercialization limitations imposed by patents owned or controlled by third parties; our ability to obtain rights to technology from licensors; liability for patent claims and other claims asserted against us; our ability to obtain and enforce timely patent and other intellectual property protection for our technology and products; the ability to enter into, and to maintain, corporate alliances relating to the development and commercialization of our technology and products; market acceptance of our technology and products; our ability to successfully manufacture, market and sell our products; the availability of capital to finance our activities; our ability to restructure and to service our debt obligations; and any other factors referenced in our other filings with the applicable Canadian securities regulatory authorities or the Securities and Exchange Commission (“SEC”). For a more thorough discussion of the risks associated with our business, see the “Risk Factors” section in our annual report for the year ended December 31, 2010 filed with the SEC on Form 10-K.

Given these uncertainties, assumptions and risk factors, investors are cautioned not to place undue reliance on such forward-looking statements. Except as required by law, we disclaim any obligation to update any such factors or to publicly announce the result of any revisions to any of the forward-looking statements contained in this press release to reflect future results, events or developments.

©2011 Angiotech Pharmaceuticals, Inc. All Rights Reserved.

About Angiotech Pharmaceuticals

Angiotech Pharmaceuticals, Inc. is a global specialty pharmaceutical and medical device company. Angiotech discovers, develops and markets innovative treatment solutions for diseases or complications associated with medical device implants, surgical interventions and acute injury. To find out more about Angiotech, please visit our website at www.angiotech.com.

FOR ADDITIONAL INFORMATION:

Carrie Oughton

Investor Relations and Corporate Communications

Angiotech Pharmaceuticals, Inc.

(604) 221-6933

ir@angio.com

Appendix A: Presentation of Non-GAAP Financial Information

The financial results presented in this press release include adjusted earnings before interest expense, taxes, depreciation and amortization (“Adjusted EBITDA”), which is a non-GAAP financial measure.

Economic Substance of Non-GAAP Financial Measures

Our non-GAAP Adjusted EBITDA excludes certain non-cash, non-recurring and non-operating items, which may be unpredictable, volatile and not directly correlated to our operating performance. We believe exclusion of these items from our GAAP-based net loss may provide the following advantages: (i) improved understanding of trends underlying our business and performance; (ii) improved consistency across periods when measuring and assessing our operating performance; (iii) improved understanding of the cash flow and cash earnings generated by our business in a given period and as compared to prior periods; and (iv) improved comparability of our operating results to those of similar companies in our industry.

Examples of these certain non-cash, non-recurring and non-operating items may include: financing charges, asset write-downs, impairment charges, foreign exchange fluctuations, stock-based compensation expense, acquisition related amortization charges, integration and restructuring expenses, in-process research and development costs, retrospective adjustments driven by accounting policy changes, and certain extraordinary litigation expenses. A detailed discussion of the excluded items is provided below (see “Description of Adjustments” below).

Investors are cautioned that Adjusted EBITDA does not have any standardized meaning prescribed by GAAP and may not be comparable to similar measures presented by other issuers. Our non-GAAP Adjusted EBITDA is a supplemental metric and should not be viewed as a substitute for, or superior to, financial results and measures prepared in accordance with GAAP. We have prepared a reconciliation of our non-GAAP Adjusted EBITDA to our GAAP-based net loss included in this Appendix. Management compensates for certain material limitations that may be applicable to our use of Adjusted EBITDA by reviewing our operating results that have been prepared in accordance with GAAP.

Use of Non-GAAP Financial Measures

Management uses Adjusted EBITDA when setting corporate and operational goals, and evaluating operating performance in connection with:

•	Presenting, comparing and assessing the financial results and forecasts reported to our Board of Directors.

•	Evaluating, managing and benchmarking our operating performance.

•	Analyzing underlying trends in our business.

•	Evaluating market position and performance relative to our competitors, many of which use the same or similar performance measures.

•	Establishing internal operating budgets.

•	Determining compensation under bonus or other incentive programs.

•	Enhancing comparability from period to period.

•	Assessing compliance with credit facility covenants.

•	Providing vital information in assessing cash flows to service our significant debt obligations.

•	Comparing performance with internal forecasts and targeted business models.

•	Evaluating and valuing potential acquisition candidates.

The adjustments used to compute our non-GAAP Adjusted EBITDA are consistent with those excluded from segmented operating results used by our chief operating decision makers to make operating decisions and assess performance. We have provided this information to enable investors to analyze our operating results in the same way that management uses this information to assess our business relative to other periods, our business objectives and similar companies in our industry.

ANGIOTECH PHARMACEUTICALS, INC.

CALCULATION OF ADJUSTED EBITDA

(Unaudited)

	Three Months Ended March 31,
(in thousands U.S.$)	2011	2010
GAAP net loss	$(18,001)	$(6,695)
Interest expense on long-term debt	8,110	8,919
Income tax expense	848	1,201
Depreciation and Amortization	12,267	9,335

EBITDA	3,224	12,760
Adjustments:
Non-recurring revenue, net of license fees (a)	(103)	(53)
Non-recurring restructuring related charges (b)	(445)	930
Non-recurring transaction fees (c)	8,742	250
Stock-based compensation (d)	295	427
Litigation expenses (e)	145	69
Foreign exchange loss (gain) (f)	279	(347)
Investment and other income	(25)	53
Write-downs of investments and other long-lived assets (g)	215	700
Escrow recovery settlement (h)	—	(4,710)

Adjusted EBITDA	$12,327	$10,079

For an explanation of the adjustments used to derive our Adjusted EBITDA, please refer to the corresponding discussion in the “Description of Adjustments” section below.

Description of Adjustments

The following provides an explanation of each of the items that management has adjusted to derive its non-GAAP Adjusted EBITDA for the three months March 31, 2011.

(a) Non-Recurring Revenue

Our Adjusted EBITDA for the three months March 31, 2011 excludes certain non-recurring and non-operating license revenue that is reported as part of our GAAP-based revenue.

(b) Restructuring-Related Charges

Our Adjusted EBIDTA excludes certain expenses related to corporate reorganization or plant restructuring activities that we are pursuing, or have completed in prior periods. These amounts, which are added back to our GAAP-based net loss, primarily represent severance costs, asset write-offs, contract renegotiation or termination fees, and other expenses associated with plant closures, transfers of production lines from one facility to another and plant headcount optimization initiatives that are not reasonably expected to recur in the future.

Our Adjusted EBITDA for the three months ended March 31, 2011 excludes the following restructuring charges: $0.4 million of costs associated with the movement of certain manufacturing processes and lines from our facility in Reading, Pennsylvania to our Puerto Rico facility; $0.1 million of severance costs related to headcount reductions and residual reorganization costs from the 2008 closure of our Syracuse, New York manufacturing facility; $0.2 million of restoration costs related to our decision to downsize our rentable space at one of our manufacturing facilities; a $0.4 million settlement fee related to the termination of property lease; $0.1 million of severance costs related to headcount reductions in our research and development department; a $1.0 million non-cash recovery on our rent expense resulting from an acceleration of the impact of certain leasehold inducements received in prior years, associated with our recent decision to downsize our rentable space at our Vancouver based head-office; and a $0.6 million recovery on a lease obligation that was previously recorded for a property lease that has since been terminated.

Our Adjusted EBITDA for the three months ended March 31, 2010 excludes the following restructuring charges: $0.4 million of costs associated with the movement of certain manufacturing processes and lines from our facility in Reading, Pennsylvania to our Puerto Rico facility; and $0.5 million of severance costs related to headcount reductions and residual reorganization costs from the 2008 closure of our Syracuse, New York manufacturing facility.

(c) Non-Recurring Transaction Fees

Our Adjusted EBITDA excludes certain extraordinary and non-recurring costs related to significant corporate transactions. These amounts are adjusted from our GAAP-based net loss because they are highly variable and specific to the extent and nature of the transaction being undertaken. As these expenses are not directly correlated to our day-to-day operating performance and are due to transaction or related financing decisions made by us that are specific to the situation at that time, inclusion of these charges in our financial results makes it more difficult to compare our performance to that of prior periods or similar companies in our industry, or to assess the cash flow generation of our operations.

On May 12, 2011 (the “Plan Implementation Date”), we implemented a recapitalization transaction that eliminated all of the $250 million of 7.75% Senior Subordinated Notes due 2014 and $16 million of related accrued interest obligations in exchange for new common shares in the Company (the “Recapitalization Transaction”). For more detailed information on the Recapitalization Transaction, refer to our 2010 Annual Report filed on Form 10-K with the SEC on March 16, 2011 and our unaudited consolidated interim financial statements and Management, Discussion and Analysis for the quarter ended March 31, 2011 filed on Form 10-Q with the SEC on May 16, 2011.

Our Adjusted EBITDA for the three months ended December 31, 2011 excludes $8.7 million of reorganization fees and expenses related to our Recapitalization Transaction. The $8.7 million of reorganization costs consists of: (i) $8.8 million of professional fees paid to advisors for legal, accounting and other financial consulting services; (ii) $1.4 million of additional insurance costs required to indemnify existing directors and officers for a period of six years after the Plan Implementation Date; and (iii) a $1.5 million recovery of prior year royalty fees that resulted from a Settlement and License Termination Agreement negotiated with our partner Rex Medical, LLP as part of our recapitalization process.

Our Adjusted EBITDA for the three months ended March 31, 2011 excludes $0.3 million of transaction-related expenses that were incurred to complete our April 2010 acquisition of certain product candidates and technology assets from Haemacure Corporation.

(d) Stock-Based Compensation Expense

Our Adjusted EBITDA excludes amounts recorded for stock-based compensation expense. Stock-based compensation expense is added back to our GAAP-based net loss because it is a non-cash charge required by GAAP, which represents an estimated additional cost associated with the issuance of stock options to management and employees as part of their compensation. Such compensation expense is a non-cash expense calculated using the Black-Scholes methodology to derive the expected fair value of employee stock options. Fair value calculations are highly subjective, because they are dictated by the specific assumptions and inputs used in the model. Key assumptions and inputs may include our actual stock price on the day the calculation is completed, the historical volatility of our stock price, the estimated risk-free rate of return offered by the market and other factors, which are not directly correlated to our day-to-day operating performance and are difficult to determine, predict or forecast. In these respects and others (including the methodology that may be used to calculate such expense), methods and data that may be used to complete the calculation of stock-based compensation expense may vary widely from period to period or from company to company. Inclusion of stock based compensation in our results makes it difficult to assess our operational cash flows as well as measure and compare our performance to that of similar companies in our industry, our operating goals or our performance in prior periods.

Our Adjusted EBITDA for the three months ended March 31, 2011 and March 31, 2010 exclude stock-based compensation expense of $0.3 million and $0.4 million, respectively, from our GAAP-based net loss.

(e) Litigation-Related Charges

Our Adjusted EBITDA excludes certain litigation-related charges, which are incurred in connection with extraordinary litigation matters that are inherently unpredictable, highly variable from period to period, are not reasonably expected to recur in future periods or are not related to the day to day operational activities of our business.

Our Adjusted EBITDA for the three months ended March 31, 2011 and March 31, 2010 both exclude $0.1 million of litigation-related charges from our GAAP-based net loss.

(f) Foreign Exchange Gains and Losses

Our Adjusted EBITDA excludes amounts recorded for certain foreign exchange gains and losses. These amounts, which are added back to our GAAP-based net loss, primarily represent expenses related to translation differences arising from translating assets held by us in foreign territories and denominated in foreign currencies, into our reporting currency. These foreign currency assets fund our research and development activities in Canada, and are unique to our current operational structure. As they have no bearing on our day-to-day operations, operating decisions or our ability to fund or manage our operations or research and development programs, we exclude them from our non-GAAP Adjusted EBITDA.

Our Adjusted EBITDA for the three months ended March 31, 2011 and March 31, 2010 exclude net foreign exchange losses of $0.3 million and net foreign exchange gains of $0.3 million from our GAAP-based net loss.

(g) Other Long-Lived Asset Impairment Charges

Our Adjusted EBITDA excludes certain write-downs of investments or other long-lived assets, for which the carrying values are impaired and irrecoverable. These amounts are added back to our GAAP-based net loss because they are typically non-recurring, non operating and non-cash write-downs or expense items, thus making it difficult to compare our operating performance in the period the impairment expense is incurred, to our operating performance in other periods or to the operating performance of similar companies in our industry. Management may also exclude these charges from our operating goals, forecasts, budgets and other non-GAAP financial measures.

Our Adjusted EBITDA for the three months ended March 31, 2011 excludes a $0.2 million write-down of leasehold improvements related to our decision to downsize our rentable space at one of our manufacturing facilities. Our Adjusted EBITDA for the three months ended March 31, 2010 exclude a $0.04 million non-cash loss recorded relating to a sale of certain real estate assets in Puerto Rico for less than their book carrying value at the time of the sale.

(h) Non-Recurring Gains

Our Adjusted EBITDA excludes certain extraordinary and non-recurring gains. These amounts are adjusted from our GAAP-based metrics because they are unplanned, difficult to predict and related to one-time events not expected to recur from period to period. There were no non-recurring gains adjusted from our Adjusted EBITDA for the three months ended March 31, 2011. However, our Adjusted EBITDA for the three months ended March 31, 2010 exclude a $4.7 million recovery received in connection with the settlement of an outstanding escrow claim with RoundTable Healthcare Partners, LP relating to our March, 2006 acquisition of American Medical Instruments Holdings, Inc.

Material Limitations

While we believe our measure of Adjusted EBITDA is a useful financial metric for the reasons stated above, we believe there may be certain inherent limitations in this non-GAAP metric, including but not limited to:

•

Exclusion of amortization and depreciation expense from our Adjusted EBITDA does not take into account the need for future capital spending, whether this is to support growth or to replace assets which are subject to wear and tear.

•

Exclusion of write-downs, amortization and depreciation from our Adjusted EBITDA does not take into consideration the potential tax impacts or obligations which can materialize into actual future cash flows.

•

As we use our own approach for calculating our Adjusted EBITDA, other companies may not make the same adjustments or disclose their financial data in a manner that would allow comparison of their results to our adjusted results, thus decreasing comparability of our adjusted financial measures as comparative analytical tools.

•

Non-GAAP based adjustments may not take into account the full economic cost of running our business. For example, financing costs are required to raise capital, which is used to fund operations. Adjusted financial measures do not necessarily reflect these considerations.

As noted above, our Adjusted EBITDA is not a substitute for our GAAP-derived financial measures and statements. Adjusted EBITDA is used by management to supplement our GAAP disclosures and help investors and lenders gain a better understanding of our operating performance. It also provides investors, lenders, and our Board of Directors with access to the same data used by management to assess our operating performance. Management compensates for the foregoing limitations by ensuring that our GAAP disclosures are transparent and sufficient to provide readers with the information required to reconcile financial results and form unbiased conclusions.